                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1996, on the financial statements of CENTRAGAS-Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A., included in Enron Global Power & Pipelines L.L.C.'s Form 8-K dated July 19, 1996 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN & CIA

                                            By:  /s/  ARTHUR ANDERSEN & CIA
                                            ------------------------------------

Bogota, Colombia
November 1, 1996